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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement of Carey Watermark Investors Incorporated on Form S-11 of our report dated March 21, 2012 which appears in the financial statements of CWI-HRI French Quarter Hotel Property, LLC and Subsidiary as of and for the period from inception through December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pailet, Meunier and LeBlanc L.L.P.
Metairie, Louisiana
July 19, 2012

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM